Exhibit 99.1

The Hanover Insurance Group, Inc. Announces Agreement to Sell Chaucer for Total Proceeds of $950 million

The Hanover to focus on the continued expansion of its distinctive domestic business

WORCESTER, Mass., September 13, 2018 - The Hanover Insurance Group, Inc. (NYSE: THG) today announced it has entered into a definitive agreement to sell the entities comprising Chaucer, its Lloyd’s-focused international specialty business, to China Reinsurance (Group) Corporation (“China Re”), for total proceeds of $950 million, including cash consideration from China Re of $865 million and a pre-signing dividend from Chaucer of $85 million, received in the second quarter of this year. The transaction will position The Hanover to continue the successful expansion of its domestic business, building out its strategic capabilities for its partners and customers.

The transaction is anticipated to close late this year or in the first quarter of next year, subject to regulatory approvals and other customary closing conditions. Tangible equity of Chaucer(1) as of June 30, 2018, was $520.0 million, net of $73.2 million of goodwill and intangible assets. The total consideration, adjusted for the pre-signing dividend, represents a multiple of 1.66 times Chaucer’s tangible equity as of June 30, 2018. The transaction is structured so that, subject to certain exceptions, the risks and rewards of Chaucer’s business from April 1, 2018 until closing, are transferred to China Re.

“Our decision to sell Chaucer followed an extensive strategic review and careful consideration,” said John C. Roche, president and chief executive officer at The Hanover. “This transaction will enable us to build on the growing momentum in our domestic property and casualty businesses, as we continue to advance our long-term strategy and deliver even stronger shareholder returns.”

Roche added, “We will continue to invest in and execute our strategy to be the carrier of choice for our agent partners and their customers. This includes accelerated expansion of our specialized capabilities in commercial lines businesses as well as continued growth and penetration in the personal lines and small commercial sectors. The acquisition will also enable Chaucer to continue to thrive and prosper by joining forces with China Re Group, as China Re is actively enhancing its international presence and exploring business opportunities in the global market. Furthermore, this transaction is an attractive outcome for our shareholders, recognizing the value created through our ownership of Chaucer since its acquisition in 2011.”

Cash consideration of $865 million (excluding the pre-signing dividend of $85 million) consists of initial consideration of $820 million payable at closing and contingent consideration of $45 million to be held in escrow, which may be adjusted downwards if catastrophe losses incurred in 2018 are above a certain threshold.

The Hanover estimates the sale will result in a net GAAP after-tax gain which will be recorded in discontinued operations at sale execution. Beginning in the third quarter of 2018, the earnings results for Chaucer operations will be reported as part of The Hanover’s discontinued operations for all periods presented in The Hanover’s financial statements.

The closing is subject to regulatory approvals, including the Prudential Regulation Authority, Lloyd’s of London and required approvals from the regulatory entities of the People’s Republic of China, in addition to approval from China Re’s shareholders.

“This transaction represents an attractive return for shareholders, providing us with greater financial flexibility to invest in the growth of our U.S. agency business and return capital to our shareholders through a variety of options including continued dividends, stock buybacks, debt management, and special dividends,” said Jeffrey M. Farber, executive vice president and chief financial officer at The Hanover. “The sale will reduce catastrophe exposure to extreme global events, while enhancing our return on equity potential. We look forward to our continuing successful partnership with Chaucer through the close of the sale and the transition.”

The Hanover’s financial advisor for the transaction is Goldman Sachs & Co. LLC, with legal advice provided by Debevoise & Plimpton LLP.

Conference Call

The Hanover will host a conference call to discuss the sale today, Thursday, September 13, 2018 at 9 a.m. Eastern Time. A PowerPoint slide presentation will accompany the prepared remarks and has been posted on The Hanover’s website. Interested investors and others can listen to the call and access the presentation through The Hanover’s website, www.hanover.com, in the “Investors” section. Investors may access the conference call by dialing 1-877-270-2148 in the U.S. and 1-412-902-6510 internationally. Web-cast participants should go to the website 15 minutes early to register, download and install any necessary audio software. A re-broadcast of the conference call will be available on this website approximately two hours after the call.

Forward-Looking Statement and Non-GAAP Financial Measures

Forward-Looking Statements

The proposed sale of Chaucer by The Hanover Insurance Group, Inc. (“the Company”) is subject to numerous conditions, including approval from shareholders of “China Re” (“the Buyer”). The proposed sale is subject to satisfaction of conditions set forth in the announced agreement, including receipt of regulatory approvals, including those from the Prudential Regulation Authority (“PRA”), the Society and Corporation of Lloyd’s (“Lloyd’s), and regulators in The People’s Republic of China (“PRC”).

Certain statements in this press release, in the conference call referenced above and in the presentation posted to accompany such conference call, constitute or may constitute forward-looking statements for purposes of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company cautions investors that such forward-looking statements are estimates and projections that involve significant judgement and that neither historical results and trends nor forward-looking statements are guarantees or necessarily indicative of future performance. Actual results may differ materially.

In particular, “forward-looking statements” include statements regarding the proposed transaction, including the likelihood the sale will be consummated; expected benefits of such sale; ability to close the sale by the end of the year or in the first quarter of 2019; attainment of necessary approvals from the Buyer’s shareholder or certain regulators, including approvals from the PRA, Lloyd’s, and regulatory authorities in the PRC; expected total proceeds of $950 million; ability to successfully allocate capital to profitable growth initiatives (organic or inorganic); and uses of potential proceeds.

In addition, the conference call and presentation will contain forward-looking statements about the transactions and regarding expectations for the Company’s domestic-only businesses. Further information regarding such statements is contained starting on page 2 of such presentation and investors are urged to review such information carefully.

Investors should consider the risks and uncertainties related to a transaction of this nature and the Company’s business that may affect the likelihood of the transaction closing and the realization of the projected benefits and future performance. Risks to the transaction include the possibility that the Buyer shareholders’ approval, or one or more regulatory or other consents, including any within or without the PRC, will not be obtained. There are numerous other conditions and closing deliverables that must be satisfied for the transaction to occur, including that the Company’s and the Buyer’s representations, warranties, covenants and other agreements, are true and satisfied. The failure of any such promises or inability to obtain such approvals may result in the termination of the agreement, a delay in closing or inability to collect the break fee, and subject the Company to a reduction in the consideration to be received or the incurrence of liabilities pursuant to indemnification and other contractual undertakings. In the event of any failure of a condition or undertaking, or a default by the Buyer, there can be no assurance that the break fee or other amounts will be payable or collectible. The break fee is only payable in certain circumstances described in the agreement. The transactions contemplated by the agreement are subject to geopolitical risks. The amount of contingent consideration, if any, will depend on the occurrence and severity of covered catastrophe risks in 2018.

Investors are further cautioned to consider the risks and uncertainties in the Company’s business that are discussed in the Company’s annual report, Form 10-K and other documents filed by The Hanover Insurance Group, Inc. with the Securities and Exchange Commission (“SEC”) and which are also available at www.hanover.com under “Investors.”

Non-GAAP Financial Measures

As discussed on pages 45-46 of the Company’s Annual Report for the year ended December 31, 2017, The Hanover uses non-GAAP financial measures as important measures of its operating performance, including tangible equity. The definition of other financial measures and terms can be found in the Company’s 2017 Annual Report on page 80-83.

Tangible equity is a non-GAAP measure. It is calculated as total shareholders’ equity excluding goodwill and other intangible assets.

About The Hanover

The Hanover Insurance Group, Inc. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. The Company provides exceptional insurance solutions in a dynamic world. The Hanover distributes its products through a select group of independent agents and brokers. Together with its agents, The Hanover offers standard and specialized insurance protection for small and mid-sized businesses, as well as for homes, automobiles, and other personal items. For more information, please visit www.hanover.com.

About Chaucer

Headquartered in London, with international hubs for Europe, MENA, Latin America and Asia, Chaucer protects clients in over 200 countries and territories worldwide. The company provides clients the flexibility of both Lloyd’s, and the company market through Chaucer Dublin. Through Lloyd’s, clients enjoy strong financial security with every policy supported by ratings from A.M. Best, Standard & Poor’s and Fitch Ratings. Chaucer Dublin has an A- (excellent) rating from Standard & Poor’s.

About China Re

China Re is the only state-owned reinsurance group established by the Ministry of Finance of the People’s Republic of China and Central Huijin Investment Co., Ltd. China Re ranked first in Asia and eighth globally in terms of reinsurance premium. On 26 October 2015, the company was listed on the main board of the Stock Exchange of Hong Kong Limited. Its stock code is 1508.HK.

The company mainly engages in four business segments, namely property and casualty reinsurance, life and health reinsurance, primary property and casualty insurance, and asset management. It has three international business platforms, i.e. the International Business Department of China Re P&C in Beijing, China Re Syndicate 2088 at Lloyd’s of London and Singapore Branch. China Re maintains a leading position in China’s reinsurance market, and has a vast client base with long-term business relationships with most insurance companies in China. It has been assigned “A” (Excellent) rating by A.M. Best for eight consecutive years since 2010, and had been assigned “A” and above ratings by Standard & Poor’s for four consecutive years since 2014. In addition, China Re is the chairman member of China Nuclear Insurance Pool, the management office of China Agricultural Reinsurance Pool, and a council member and lead reinsurer of China Residential Earthquake Insurance Pool. www.chinare.com.cn

Contact Information

Investors:	Media:

Oksana Lukasheva	Michael F. Buckley

(508) 855-2063	(508) 855-3099

Email: olukasheva@hanover.com	Email: mibuckley@hanover.com

End Notes

(1)

Tangible equity is a non-GAAP measure. See the disclosure on the use of non-GAAP measures throughout this presentation under the heading “Forward-Looking Statements and non-GAAP Financial Measures.” Total Shareholders’ equity is the most directly comparable GAAP measure and is reconciled below:

	Period ended June 30, 2018
	Consolidated	Domestic & Other	Chaucer*
Total shareholders’ equity	$2,939.8	$2,346.6	$593.2
Less:
Goodwill and intangible assets	278.0	204.8	73.2

Tangible shareholders’ equity	$2,661.8	$2,141.8	$520.0

*Excluding $85 million pre-signing dividend

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